CONSENT FROM INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company’s previously filed Registration Statement, File No. 333-104482.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

May 20, 2005